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                                                                EXHIBIT 10.33

               SUPPLEMENTAL AUXILIARY SAVINGS AND INVESTMENT PLAN
                    OF PARTICIPATING METROPOLITAN AFFILIATES

                           (Effective January 1, 1996)




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               SUPPLEMENTAL AUXILIARY SAVINGS AND INVESTMENT PLAN
                    OF PARTICIPATING METROPOLITAN AFFILIATES



         Metropolitan Property and Casualty Insurance Company, MetLife Credit Corp., MetLife Funding, Inc., Cross & Brown Company, and Edison Supply and Distribution, Inc. (hereinafter referred to separately as "the Company") hereby establish the Supplemental Auxiliary Savings and Investment Plan of Participating Metropolitan Affiliates (hereinafter referred to as "the Plan"), effective January 1, 1996.

                                   Article 1

                                Purpose of Plan

         Each Company contributes to the Savings and Investment Plan For Employees of Metropolitan Life and Participating Affiliates (hereinafter referred to as "SIP") for its employees. Said plan is qualified under section 401 of the Internal Revenue Code. The Company contributions provided under SIP are and always have been reasonable in amount in relation to the covered employees' compensation and services.


         (a) Under section 1.415-2(d)(2) of the Internal Revenue Regulations, the limitation under section 415 of the Internal Revenue Code takes into account the annual compensation of an employee other than contributions made by the Employer to a deferred compensation plan to the extent that such contributions are not includible in the employee's gross income for the taxable year in which contributed. Pursuant to this regulation, the SIP must exclude deferred compensation income in calculating the benefits payable to certain company employees and their beneficiaries for all years, including those years prior to the effective date of the Plan. Therefore, each Company is adopting this Plan to provide benefits to its employees and beneficiaries of its employees whose benefits under SIP are reduced because of the limitations in Section 1.415-2(d)(2) of the Internal Revenue Regulations. Such benefits are subject to the Plan's overall benefit limitations as set forth under Article 3.

                                    Article 2

                                  Participation

         Each Participant under SIP whose compensation, as defined in SIP, exceeds the limitations of Section 401(a)(17) of the Internal Revenue Code and whose Company


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contributions are reduced because of the application of section 1.415-2(d)(2) of the Internal Revenue Regulations shall be a Participant in this Plan.

                                    Article 3

                         Vesting and Payment of Benefits

         Benefits under this Plan shall vest in accordance with the vesting schedule applicable to Company contributions under the Savings and Investment Plan and shall be payable to a Participant or the beneficiary of a deceased Participant in amounts equal to the difference between

                  (i) the largest amount (together with interest thereon), that would have been contributed by the Company under SIP, as amended, had SIP not been subject to the deferred compensation income exclusion as provided under section 1.415-2(d)(2) of the Internal Revenue Regulations, less

                  (ii) the amounts of benefits that are actually payable under SIP.

         The benefits paid under this Plan shall take into account all periods of employee service performed by a Participant for his or her Company (including any period before the Plan's effective date) that count for the Participant's benefit accrual under SIP.

         Interest will be calculated on such amount at the same rates and over the same period of time as if such amounts had been contributed to SIP and invested in the Fixed Income Fund thereunder. Except as otherwise provided in this Article, a Participant may elect, subject to the consent of the Company, to receive benefits under this Plan in the form of a single sum, installments or an annuity subject to the same duration, terms and conditions under which such methods of distribution are payable under the Savings and Investment Plan. Such election shall be made on a form prescribed by the Company and shall require the Participant to designate the mode of payment requested and the date on which benefits will commence to be paid. Benefits shall become payable on the date elected by the Participant in the election form which date shall not be earlier than (i) twelve (12) months subsequent to the date on which the Participant files the election form with the Company; and (ii) the Participant's actual retirement date. If the Participant retired prior to attaining age 70 1/2, and no benefit election form is received from a Participant by April 1st of the calendar year following the calendar year in which the Participant attained age 70 1/2, such Participant will be deemed to have elected to receive his or her account balance in the form of a single sum by April 1st of the calendar year following the calendar year in which he or she attains age 71 1/2. However, if a Participant's vested account balance does not exceed $5,000, such Participant's vested




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account balance will be distributed in a single sum as soon as practicable following his or her death, disability, termination of employment or retirement. Notwithstanding the foregoing provisions of this Article 3, no benefits under this Plan will be eligible for any in-service withdrawal by a Participant.

         If, at the time of the Participant's death, amounts remained undistributed to such Participant (unless such Participant was receiving benefit payments in the form of an annuity), then benefit payments shall continue to be made to the Participant's beneficiary in accordance with the method by which benefit payments were being made to the Participant. If, at the time of the Participant's death, benefit payments had not commenced to be made to him or her, then, except as otherwise provided in this Article, the Participant's designated beneficiary may elect, subject to the consent of the Company, to receive benefits in the form of a single sum, installments or an annuity subject to the same duration, terms and conditions under which such methods of distribution are payable to beneficiaries under the Savings and Investment Plan. Such election shall be made on a form prescribed by the Company and shall require the beneficiary to designate the mode of payment requested and the date on which benefits will commence to be paid. If the election form is filed with the Company by December 31 of the year in which the Participant died, benefits payable in the form of an annuity, in installments payable over more than five years certain or in installments payable over the life expectancy of the beneficiary must commence no earlier than the first day of the month which is twelve months after the date the beneficiary files the form with the Company, but no later than December 31 of the year following the year of the Participant's death. Benefits payable in any form other than those forms described in the preceding sentence shall become payable on the date elected by the beneficiary in the election form which date shall not be earlier than twelve
(12) months subsequent to the date on which the beneficiary files the election form with the Company; however, the benefit selected must require the entire account balance to be paid to the beneficiary no later than the December 31 of the year which is the fifth anniversary of the Participant's death.

         The Participant's beneficiary shall be the beneficiary designated by the Participant under the Savings and Investment Plan. However, if the Participant filed a beneficiary designation under this Plan, upon the Participant's death, benefits shall be payable to the primary beneficiary(ies) designated under this Plan. If there is more than one beneficiary under the Savings and Investment Plan or more than one primary beneficiary under this Plan and the beneficiary designation does not specify the percentage of the Participant's benefit to be paid to each such beneficiary, each beneficiary shall share equally in the benefits under the Plan. If one or more beneficiaries predecease the Participant, the surviving beneficiary(ies) shall share equally in the deceased beneficiary's portion of the Plan benefits. If all primary beneficiaries predecease the Participant, benefits shall be


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payable to the contingent beneficiary(ies) upon the Participant's death. If there is more than one contingent beneficiary(ies), and the contingent beneficiary designation does not specify the percentage of the Participant's benefit to be paid to each such beneficiary, each contingent beneficiary shall share equally in the benefits under the Plan. If one or more contingent beneficiaries predecease the Participant, the surviving contingent beneficiary(ies) shall share equally in the deceased contingent beneficiary's portion of the Plan benefits. If all contingent beneficiaries predecease the Participant, or if there is no beneficiary designation in effect on the date of the Participant's death, benefits will be payable to the Participant's surviving spouse or, in the absence of such spouse, to the Participant's estate.

         The obligation to pay benefits under the Plan shall be borne by each Company solely with respect to its employees or the beneficiaries of its employees.

                                    Article 4

                                  Unfunded Plan

         The Plan is completely unfunded, and payment of benefits is supported only by the general assets of each Company with respect only to its employees and the beneficiaries of its employees. This Plan is entirely separate from SIP and participation in this Plan gives a Participant no right to any funds or assets of SIP or of the Company. The fact that contracts or certificates of the Company may be distributed to recipients of benefits under SIP in discharge of the Company's obligations thereunder shall in no way entitle a Participant in this Plan to receive any such contract or certificate in discharge of the Company's obligations hereunder.

                                    Article 5

                  Nontransferability of Participant's Interest

         No Participant shall have any power or right to transfer, assign, mortgage, commute or otherwise encumber any of the benefits payable hereunder, nor shall such benefits be subject to seizure for the payment of any debts or judgments, or be transferable by operation of law in the event of bankruptcy, insolvency or otherwise.

                                    Article 6

                                 Effect of Taxes

         In making payments under this Plan, each Company shall withhold any Federal, state or local income or other taxes it determines that it is legally obligated to withhold. In



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the event the payments received by the Participant result in greater tax burdens
(whether income, estate or other tax burdens) than they would if such payments had been able to be received under the Savings and Investment Plan, the Company shall have no obligation to reimburse the Participant for such greater tax burdens.

                                    Article 7

                         Company Interpretation Binding

         In the event of a difference of opinion between a Participant and the Company with respect to the meaning or application of the provisions of the Plan, the Company's final interpretation shall be set forth in writing to the Participant and shall be binding and conclusive.

                                    Article 8

                                 Governing Law

         To the extent not inconsistent with Federal law, the validity of the Plan and its provisions shall be construed according to the laws of the State of New York.

                                    Article 9

                        Amendment and Termination of Plan

         Each Company reserves the right to amend or terminate this Plan hereunder at any time without the consent of any Participant or of any other person. However, any such amendment or termination will not affect adversely the entitlement to benefits hereunder of any Participant or Participant receiving benefits under the Plan or any successor plan at or prior to the time of such amendment or termination or of an employee who is a Participant in SIP at or prior to the time of such amendment or termination to the extent such benefits are attributable to Company service prior to the date of such amendment or termination.



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                              METROPOLITAN PROPERTY AND CASUALTY INSURANCE
                              COMPANY (also authorized to transact business as
                              Metropolitan Property and Liability Insurance
_________________________     Company)



_________________________     __________________________________
DATE


                              METLIFE CREDIT CORP.
WITNESS


_________________________     __________________________________
DATE


_________________________     METLIFE FUNDING
WITNESS


_________________________     __________________________________
DATE


_________________________     CROSS & BROWN COMPANY
WITNESS


_________________________     __________________________________
DATE




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_________________________     EDISON SUPPLY AND DISTRIBUTION, INC.
WITNESS


_________________________     _____________________________________
DATE



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